DELTA PETROLEUM CORPORATION
                                   PROXY
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Aleron H. Larson, Jr. and Roger A. Parker, or each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Delta Petroleum Corporation, to be held in the corporate offices of the Company at 555 17th Street, Suite 3310, Denver, Colorado 80202 on June 30, 1999, at 10:00 a.m. (local time), and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

                                                   (Check One)
                                                     For   Against   Abstain
Proposal 1:    To approve the four nominees to the
               Board of Directors.                  [   ]   [   ]     [   ]

Proposal 2:    To consider the ratification of an   [   ]   [   ]     [   ]
               amendment to the Company's 1993
               Incentive Plan, as amended,
               revising the compensation
               formula for Nonemployee
               Directors.

Proposal 3:    To ratify the appointment of
               KPMG Peat Marwick LLP
               as independent auditors.             [   ]   [   ]     [   ]

     In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof. Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. All prior proxies are revoked. This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement.




Signature                          Signature (if jointly held)



Print Name                              Print Name



Dated                                   Dated

     (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

     PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.









June 1, 1999



Dear Delta Shareholders:

     On behalf of the Board of Directors, it is a pleasure to invite you to attend the 1998 Annual Meeting of Shareholders at 10:00 a.m. on Wednesday, June 30, 1999 in Denver, Colorado at the
Company's corporate offices.

     Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on the Company's operations, followed by a period for questions and discussion.

     We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

     Thank you for your continued support of the Company.

                                             Sincerely,


                                             s/Aleron H. Larson, Jr.
                                             Aleron H. Larson, Jr.
                                             Chairman of the Board



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               JUNE 30, 1999

TO THE SHAREHOLDERS OF DELTA PETROLEUM CORPORATION:

        As a shareholder of Delta Petroleum Corporation, a Colorado corporation (the Company"), you are invited to be present in person or to be represented by proxy at the Annual Meeting of Shareholders, to be held at the Company's corporate offices, 555 17th Street, Suite 3310, Denver, Colorado 80202, on Wednesday, June 30, 1999 at 10:00 a.m. (local time) for the following purposes:

        1)    To elect four directors;

        2) To consider and vote upon the ratification of an amendment to the Company's 1993 Incentive Plan, as amended, revising the compensation formula for Nonemployee Directors;

        3) To consider and vote upon the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending June 30, 1999; and

        4) To transact such other business as may be properly brought before the meeting and any adjournments thereof.

        Shareholders of the Company of record at the close of business on June 1, 1999, are entitled to vote at the meeting and all adjournments thereof.

        A majority of the outstanding shares of Common Stock of the Company must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged either to attend the meeting or to be represented by proxy. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

        If you do not expect to attend the meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                                  By order of the Board of Directors


                                  s/Aleron H. Larson, Jr.
                                  Aleron H. Larson, Jr.
                                  Chairman\Secretary
June 1, 1999






                              PROXY STATEMENT
                                    OF
                        DELTA PETROLEUM CORPORATION

                      ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON JUNE 30, 1999


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Delta Petroleum Corporation ("Delta" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, June 30, 1999 at the Company's corporate offices, 555 17th Street, Suite 3310, Denver, Colorado 80202, at 10:00 a.m. M.D.T., and at any adjournment thereof. Each shareholder of record at the close of business on June 1, 1999 of shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), will be entitled to one vote for each share so held. As of September 23, 1998 there were 5,513,858 shares of Common Stock issued and outstanding.

     Shares represented by properly executed proxy cards received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR (i) the election of the nominees for directors; (ii) the ratification of an amendment to the Company's 1993 Incentive Plan, as amended, revising the compensation formula for Nonemployee Directors; and
(iii) the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending June 30, 1999.

     As to any other business which may properly come before the meeting, the persons named on the proxy card will vote according to their judgement. The enclosed proxy may be revoked prior to the meeting by written notice to the Secretary of the Company at 555 17th Street, Suite 3310, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Annual Meeting prior to being voted. This Proxy Statement and the proxy card enclosed herewith are expected to be first sent to shareholders of the Company on or about June 4, 1999.

     If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

                           ELECTION OF DIRECTORS
                         (Proposal 1 of the Proxy)

     Directors of the Company are elected annually by the shareholders to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected. The Bylaws of the Company provide that the number of directors comprising the whole Board shall from time to time be fixed and determined by resolution adopted by the Board of Directors. The Board of Directors has established the size of the Board for the ensuing year at four directors. Accordingly, the Board of Directors is recommending that the four current directors of the Company be re-elected. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board of Directors and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. The Board of Directors has no reason to expect that any nominee will become unavailable. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of directors.

     At the Annual Meeting, the shares of Common Stock represented by proxies will be voted in favor of the election of the nominees named below unless otherwise directed.

     The Board of Directors recommends a vote for these nominees.

               NOMINEES FOR ELECTION AS DIRECTORS TO SERVE
                         UNTIL NEXT ANNUAL MEETING

     The following information with respect to Directors and Executive Officers is furnished pursuant to Item 401(a) of Regulation S-B.

Name                     Age         Positions            Period of Service

Aleron H. Larson, Jr.    53   Chairman of the Board,      May 1987 to Present
                              Chief Executive Officer,
                              Secretary, Treasurer,
                              and a Director

Roger A. Parker          36   President and               May 1987 to Present
                              a Director

Terry D. Enright         49   Director                    November 1987 to
                                                              Present

Jerrie F. Eckelberger    54   Director                    September 1996 to
                                                              Present


    The following is biographical information as to the business experience of each current officer and director of the Company.

    Aleron H. Larson, Jr., age 53, has operated as an independent in the oil and gas industry individually and through public and private ventures since 1978. From July of 1990 through March 31, 1993, Mr. Larson served as the Chairman, Secretary, CEO and a Director of Underwriters Financial Group, Inc. ("UFG") (formerly Chippewa Resources Corporation), a public company then listed on the American Stock Exchange which presently owns approximately 16.67% of the outstanding equity securities of Delta. Subsequent to a change of control, Mr. Larson resigned from all positions with UFG effective March 31, 1993. Mr. Larson serves as Chairman, CEO, Secretary, Treasurer and Director of Amber Resources Company ("Amber"), a public oil and gas company which is a majority-owned subsidiary of Delta. He has also served, since 1983, as the President and Board Chairman of Western Petroleum Corporation, a public Colorado oil and gas company which is now inactive. Mr. Larson practiced law in Breckenridge, Colorado from 1971 until 1974. During this time he was a member of a law firm, Larson & Batchellor, engaged primarily in real estate law, land use litigation, land planning and municipal law. In 1974, he formed Larson & Larson, P.C., and was engaged primarily in areas of law relating to securities, real estate, and oil and gas until 1978. Mr. Larson received a Bachelor of Arts degree in Business Administration from the University of Texas at El Paso in 1967 and a Juris Doctor degree from the University of Colorado in 1970.

    Roger A. Parker, age 36, served as the President, a Director and Chief Operating Officer of Underwriters Financial Group from July of 1990 through March 31, 1993. Mr. Parker resigned from all positions with UFG effective March 31, 1993. Mr. Parker also serves as President, Chief Operating Officer and Director of Amber. He also serves as a Director and Executive Vice President of P & G Exploration, Inc., a private oil and gas company (formerly Texco Exploration, Inc.). Mr. Parker has also been the President, a Director and sole shareholder of Apex Operating Company, Inc. since its inception in 1987. He has operated as an independent in the oil and gas industry individually and through public and private ventures since 1982. He was at various times, from 1982 to 1989, a Director, Executive Vice President, President and shareholder of
Ampet, Inc.   He received a Bachelor of Science in Mineral Land
Management from the University of Colorado in 1983. He is a member of the Rocky Mountain Oil and Gas Association and the Independent Producers Association of the Mountain States (IPAMS).

    Terry D. Enright, age 49, has been in the oil and gas business since 1980. Mr. Enright was a reservoir engineer until 1981 when he became Operations Engineer and Manager for Tri-Ex Oil & Gas. In 1983, Mr. Enright founded and is President and a Director of Terrol Energy, a private, independent oil company with wells and operations primarily in the Central Kansas Uplift and D-J Basin. In 1989, he formed and became President and a Director of a related company, Enright Gas & Oil, Inc. Since then, he has been involved in the drilling of prospects for Terrol Energy, Enright Gas & Oil, Inc., and for others in Colorado, Montana and Kansas. He has also participated in brokering and buying of oil and gas leases and has been retained by others for engineering, operations, and general
oil and gas consulting work.   Mr. Enright received a B.S. in
Mechanical Engineering with a minor in Business Administration from Kansas State University in Manhattan, Kansas in 1972, and did graduate work toward an MBA at Wichita State University in 1973.
He is a member of the Society of Petroleum Engineers and a past member of the American Petroleum Institute and the American Society of Mechanical Engineers.

    Jerrie F. Eckelberger, age 54, is an investor, real estate developer and attorney who has practiced law in the State of Colorado for 26 years. He graduated from Northwestern University with a Bachelor of Arts degree in 1966 and received his Juris Doctor degree in 1971 from the University of Colorado School of Law. From 1972 to 1975, Mr. Eckelberger was a staff attorney with the eighteenth Judicial District Attorney's Office in Colorado. From 1982 to 1992 Mr. Eckelberger was the senior partner of Eckelberger & Feldman, a law firm with offices in Englewood,
Colorado.   In 1992, Mr. Eckelberger founded Eckelberger &
Associates of which he is still the principal member. Mr. Eckelberger previously served as an officer, director and corporate
counsel for Roxborough Development Corporation.   Since March 1996,
Mr. Eckelberger has acted as President and Chief Executive Officer of 1998, Ltd., a Colorado corporation actively engaged in the development of real estate in Colorado. He is the Managing Member of The Francis Companies, L.L.C., a Colorado limited liability company, which actively invests in real estate and has been since June, 1996. Additionally, since November, 1997, Mr. Eckelberger has served as the Managing Member of the Woods at Pole Creek, a Colorado limited liability company, specializing in real estate development.

    There is no family relationship among or between any of the Directors.

    Messrs. Enright and Eckelberger serve as the audit committee and as the compensation committee. Messrs. Enright and Eckelberger also constitute the Incentive Plan Committee for the Delta 1993
Incentive Plan for the Company.

    All directors will hold office until the next annual meeting of shareholders. There are no arrangements or understandings among or between any director of the Company and any other person or persons pursuant to which such director was or is to be selected as a director.

    All officers of the Company will hold office until the next annual directors' meeting of the Company. There is no arrangement or understanding among or between any such officer or any person pursuant to which such officer is to be selected as an officer of the Company.

    There is no employee who is not a designated officer or director who is expected to make any significant contribution to the business of the Company.

                     BOARD OF DIRECTORS AND COMMITTEES

    During fiscal year 1998 the Board of Directors met on six occasions either in person or by phone or in lieu thereof acted by consent. The Board of Directors has appointed three committees: the Audit, Compensation, and Incentive Plan Committees. The non-employee directors, Messrs. Eckelberger and Enright, currently serve on all three committees and both are necessary to constitute a quorum. During fiscal year 1998 the Compensation Committee met on one occasion, the Audit Committee on one occasion, and the Incentive Plan Committee on three occasions, either in person or by phone or, in lieu thereof, acted by consent.

    The Compensation Committee makes recommendations to the Board of Directors in the area of executive compensation. The Audit Committee is appointed for the purpose of overseeing and monitoring the Company's independent audit process. It is also charged with the responsibility for reviewing all related party transactions for potential conflicts of interest. The Incentive Plan Committee is charged with the responsibility for selecting individual employees to be issued options and other grants under Delta's 1993 Incentive Plan, as amended. Members of the Incentive Plan Committee, as non-employee directors, are automatically awarded options on an annual basis under a fixed formula under the 1993 Incentive Plan, as amended. (See "Compensation of Directors").


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        SHAREHOLDERS AND MANAGEMENT

    (a)  Security Ownership of Certain Beneficial Owners:

     The following table presents information concerning persons known by management to own beneficially 5% or more of the issued and outstanding voting securities of the Company at September 23, 1998.

                      Name and Address       Amount and Nature
                       of Beneficial         of Beneficial          Percent
Title of Class (1)      Owner                Ownership           of Class (2)

Common Stock        Aleron H. Larson, Jr.    1,497,480 shares(3)    25.07%
                    555 17th St., #3310
                    Denver, CO 80202

Common Stock        Roger A. Parker          1,389,794 shares(4)    23.82%
                    555 17th St., #3310
                    Denver, CO 80202

Common Stock        Aleron H. Larson, Jr.    1,968,294 shares(5)    31.27%
                    & Roger A. Parker
                    (as a group)
                    555 17th St., #3310
                    Denver, CO 80202

Common Stock        Underwriters Financial     918,980 shares(6)    16.67%
                       Group, Inc.
                    80 Maiden Lane
                    New York, NY 10038

Common Stock        Burdette A. Ogle           761,891 shares(7)    13.82%
                    1224 Coast Village Rd, #24
                    Santa Barbara, CA 93108

    (1) Delta has an authorized capital of 300,000,000 shares of $.01 par value Common Stock of which 5,513,858 shares were issued and outstanding as of September 23, 1998. Delta also has an authorized capital of 3,000,000 shares of $.10 par value preferred stock of which no shares were outstanding at September 23, 1998. As of September 23, 1998, Delta had outstanding warrants and options to purchase 889,500 shares of Common Stock at prices ranging from $1.25 per share to $8.50 per share. Additionally, Delta had outstanding options which were granted to officers and employees to purchase up to 1,162,977 shares of Common Stock at prices ranging from $1.125 to $9.75 per share.

    (2) The percentage set forth after the shares listed for each beneficial owner is based upon total shares outstanding of 5,513,858. The percentage set forth after each beneficial owner is calculated as if any warrants and/or options owned had been exercised by such beneficial owner and as if no other warrants and/or options owned by any other beneficial owner had been exercised. Warrants and options are aggregated without regard to the class of warrant or option.

    (3) Includes 111,000 shares owned by Mr. Larson's wife and 2,000 shares owned by each of his four children (119,000 in aggregate) and 459,500 options to purchase 459,500 shares of Common Stock at $1.125 per share until September 1, 2008. Also includes 918,980 shares owned by Underwriters Financial Group, Inc. for which Mr. Larson has shared voting power with Mr. Parker but for which he has no investment power. The duration of the voting agreement affecting the aforementioned shares voted by Messrs. Larson and Parker (unless the shares are sold to non-affiliates) is until December 31, 2002.

    (4) Includes 149,837 shares owned by Mr. Parker directly and 320,977 options to purchase 320,977 shares of Common
         Stock at $1.125 per share until September 1, 2008.   Also
         includes 918,980 shares owned by Underwriters Financial Group, Inc. for which Mr. Parker has shared voting power with Mr. Larson but for which he has no investment power. The duration of the voting agreement affecting the aforementioned shares voted by Messrs. Larson and Parker (unless the shares are sold to non-affiliates) is until December 31, 2002.

    (5) Includes all warrants, options and shares referenced in footnotes (3) and (4) above as if all warrants and options were exercised and as if all resulting shares, including shares covered by the above referenced voting agreements, were voted as a group.

    (6) These shares are subject to a voting agreement referenced in footnotes (3) and (4) above.

    (7) Includes 635,264 shares owned by Mr. Ogle directly, 26,627 shares owned beneficially by Sunnyside Production Company, and warrants to purchase 100,000 shares of Common Stock at $8.00 per share until August 31, 1999, with a call provision whereby the Company may repurchase any unexercised warrants for an aggregate sum of $1,000 after the Company stock has traded for $10.00 per share or greater for 30 consecutive trading days.


    (b)  Security Ownership of Management:
                                          Amount and Nature
Title of          Name of Beneficial       of Beneficial            Percent
Class (1)               Owner                 Ownership           of Class(2)

Common Stock       Aleron H. Larson, Jr.    1,497,480 shares(3)       25.07%
Common Stock       Roger A. Parker          1,389,794 shares(4)       23.82%
Common Stock       Terry D. Enright            37,500 shares(5)       00.68%
Common Stock       Jerrie F. Eckelberger        9,375 shares(6)       00.17%
Common Stock       Officers and Directors   2,015,169 shares(7)       31.78%
                   as a Group (4 persons)

    (1)  See Note (1) to preceding table

    (2)  See Note (2) to preceding table

    (3)  See Note (3) to preceding table

    (4)  See Note (4) to preceding table

    (5) Includes 5,000 Class D Warrants to purchase shares of Common Stock at $1.25 per share until 30 days after the underlying shares are registered; 10,000 Class I warrants to purchase stock at $3.50 per share until June 9, 2003; 7,500 options to purchase shares of Common Stock at $3.30 per share until November 11, 2006; 7,500 options to purchase shares of Common Stock at $3.15 per share until December 31, 2006, and 7,500 options to purchase shares at $1.88 per share until December 31, 2007.

    (6) Includes 1,875 options to purchase shares of Common Stock at $2.98 per share until December 31, 2006 and 7,500 options to purchase shares at $1.88 per share until December 31, 2007.

    (7) Includes 918,980 shares owned by UFG as of September 23, 1998 which are voted by Messrs. Larson and Parker under voting agreements described in footnotes (3) and (4) above and includes all warrants and options referenced in footnotes (3), (4), (5) and (6) above.

    (c)  Change in Control.  Not applicable.


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                        LONG TERM
                                                                        COMPENSATION
                                      ANNUAL COMPENSATION               AWARDS
                                                                        SECURITIES
                                                                        UNDERLYING
NAME AND                                                                OPTIONS/     ALL OTHER
PRINCIPAL POSITION             PERIOD        SALARY(1)      BONUS       SARS(#)     COMPENSATION($)

Aleron H. Larson, Jr.
Chairman, CEO, Secretary,
Treasurer and Director      Year Ended       $198,000        $-0-      275,000(3)          -0-
                               6/30/98
                            Year Ended
                               6/30/97        198,000       55,000     100,000 (2)(3)      -0-
                            Year Ended
                               6/30/96        189,000       55,000      75,000(3)(4)       -0-

Roger A. Parker
President, Chief Operating
Officer and Director        Year Ended       $198,000        $-0-      253,427(3)          -0-
                               6/30/98
                            Year Ended
                               6/30/97        198,000       55,000     100,000(2)(3)       -0-
                            Year Ended
                               6/30/96        189,000       55,000      75,000(3)(4)       -0-

(1) Includes reimbursement of certain expenses.

(2) Options to purchase 100,000 shares of Common Stock at $3.25 per share until August 30, 2006 under the Delta 1993 Incentive Plan. (See Note 3 below)

(3) Previously granted options: exercise price repriced from $3.25 to $1.66 and expiration date extended until December 8, 2007 during fiscal year 1998.

(4) Options to purchase 75,000 shares of Common Stock at $3.25 per share until August 30, 2005 under the Delta 1993 Incentive Plan. The exercise price of these options was repriced from $5.375 to $3.25 per share during fiscal year 1997 and again in fiscal year 1998 as indicated in Note 3 above.


                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                             INDIVIDUAL GRANTS



                                       NUMBER of      % of TOTAL
                                      SECURITIES      OPTIONS/SAR's
                                      UNDERLYING      GRANTED TO    EXERCISE
                     OPTIONS/SAR's    EMPLOYEES         OR BASE    EXPIRATION
NAME                     GRANTED      IN FISCAL          PRICE         DATE
                                         YEAR            ($/sh)

Aleron H. Larson, Jr.  275,000(1)       39.40%            $1.66     12/08/07

Roger A. Parker        253,427(1)       36.30%            $1.66     12/08/07


(1) Previously granted options: exercise price repriced from $3.25 to $1.66 and expiration date extended until December 8, 2007 during fiscal year 1998.


             AGGREGATED OPTIONS/EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/VALUES



                                            NUMBER OF
                                            SECURITIES         VALUE OF
                                             UNDERLYING      UNEXERCISED
                                            UNEXERCISED      IN-THE-MONEY
                                              OPTIONS           OPTIONS
                                                 AT                AT
                  SHARES                  JUNE 30, 1998(#)   JUNE 30, 1998($)
               ACQUIRED ON     REALIZED     EXERCISABLE/      EXERCISABLE/
NAME           EXERCISE (#)      $         UNEXERCISABLE      UNEXERCISABLE

Aleron H.
Larson, Jr.         -0-           -0-       459,500 (1)/0       $912,375/0
CEO

Roger A. Parker  32,000(2)    $84,000(2)    320,977 (1)/0       $609,543/0
President

(1) Includes as of June 30, 1998, 177,500 options for Mr. Larson and 60,550 options for Mr. Parker to purchase Common Stock exercisable at $1.25 per share until September 21, 2004; 7,000 options to purchase Common Stock exercisable at $2.50 per share until August 8, 1995; 275,000 options for Mr. Larson and 253,427 options for Mr. Parker to purchase Common Stock exercisable at $1.66 per share until December 8, 2007. On September 1, 1998, the exercise prices of all of these options were reduced to $1.125 per share and their expiration dates were extended to September 1, 2008.

(2) Mr. Parker acquired 32,000 shares through the exercise of options to purchase shares at $1.25 per share. Mr. Parker has not sold any of these shares. Payment for the shares purchased upon exercise of the option was made in shares of the Company's common stock previously owned by Mr. Parker, valued at the market price on the date of exercise as provided for under the Company's 1993 Incentive Plan, as amended.

    Compensation of Directors.

    Effective November 1, 1996, the Board of Directors of the Company amended its Incentive Plan to include nonemployee directors. Currently, under a formula contained in the Company's 1993 Incentive Plan ("Plan"), as amended, the Company grants on an annual basis to each nonemployee director options to purchase, on a pro rata basis, 7,500 shares of the Company's Common Stock for services performed during the previous 12 months at 50% of the average market price for the year or lesser portion of the year served.

    During the fiscal year 1998, the Company granted options under the above referenced formula as contained in the Plan to purchase the Company's Common Stock to nonemployee directors as follows:

                        Number of           Exercise             Expiration
                        Options              Price                 Date

Terry Enright            7,500         $ 1.88 per share           12/31/07
Jerrie F. Eckelberger    7,500           1.88 per share           12/31/07


    In addition, the outside nonemployee directors are each paid
$500 per month. Jerrie F. Eckelberger and Terry D. Enright were each paid $6,000 during the year ended June 30, 1998.


                      Nonemployee Director Amendment
                         (Proposal 2 of the Proxy)

General

    The Board proposes that the Company's 1993 Incentive Plan, as amended (the "Plan"), be further amended to revise the formula contained in the Plan for the compensation of nonemployee directors. Currently, the Company has two nonemployee directors. The amendment would provide for the annual grant to each nonemployee director of either 5,000 shares of restricted Common Stock or an option to purchase 10,000 shares of Common Stock at a price equal to 50% of the average market price of the Common Stock during the pervious year. Each director could elect to receive the grant of either the Common Stock or options under the formula contained in this proposed amendment to the Plan.

    Had the revised formula been applicable for the last fiscal year and the nonemployee directors elected to receive the shares of Common Stock, the grants would have been as follows:

1993 Incentive Plan

Name                                  Dollar             Number of
and Position                       Value ($)(1)          Shares

Terry Enright                      $ 10,000                5,000
Nonemployee Director

Jerrie F. Eckelberger              $ 10,000                5,000
Nonemployee Director

Non-Executive Director             $ 20,000               10,000
Group


    (1) Based upon a price of $2.00 per share as of the date of issuance. As the stock to be issued under the Plan is restricted stock, this price has been set by the Board of Directors and is not the market price of the Common Stock as of the same date.


    Had the revised formula been applicable for the last fiscal year and the nonemployee directors elected to receive the options to purchase shares of Common Stock, the grants would have been as follows:

1993 Incentive Plan
                                        Number
Name                     Exercise         of          Expiration
and Position              Price         Options           Date

Terry Enright            $1.88          10,000         12/31/07
Nonemployee Director

Jerrie F. Eckelberger    $1.88          10,000         12/31/07
Nonemployee Director

Non-Executive Director   $1.88          20,000         12/31/07
Group

    No other provisions of the Plan will be affected by the proposed amendment.

    Interest of Certain Persons in the Nonemployee Director
Amendment.

    Each of the two nonemployee directors named in this Proxy
Statement, as potential participants in the Nonemployee Directors
Amendment, could be deemed to have an interest in its approval.

    Vote Required for Approval

    The Nonemployee Director Amendment will be approved if a quorum is present at the meeting and the number of votes cast for the amendment is greater that the number of votes cast against the amendment. Abstentions and broker non-votes will have no effect on the vote to approve the amendment.

    Employment Contracts and Termination of Employment and Change-in-Control Agreement.

    On April 10, 1998, the Company's Compensation Committee authorized the Company to enter into employment agreements with the Company's Chairman and President which employment agreements replaced and superseded the prior employment agreements with such persons. Under the employment agreements the Chairman and President each receive a salary of $198,000 per year. The employment agreements have five year terms and include provisions for cars, parking and health insurance. Terms of the employment agreements also provide that the employees may be terminated for cause but that in the event of termination without cause or in the event of a change in control of the Company, as defined in Delta's 1993 Incentive Plan, then the employees will continue to receive the compensation provided for in the employment agreements for the remaining terms of the employment agreements. Also in the event of a change of control and irrespective of any resulting termination, the Company will immediately cause all of each employee's then outstanding unexercised options to be exercised by the Company on behalf of the employee with the Company paying the employee's federal, state and local taxes applicable to the exercise of the options and warrants.

    Report on Repricing of Options.

    The Compensation Committee/Incentive Plan Committee reported that options to purchase shares which were previously awarded under the Company's Incentive Plan were repriced as indicated in the accompanying tables and footnotes thereto in this section. Options for other employees were also repriced coincident with the repricing of options for the named executive officers. New prices for all options were set at or above the market price for the underlying Common Stock. Options were repriced to provide additional incentive to officers and employees to continue to improve Company performance and value and as a reward for past employee contributions.

    Retirement Savings Plan.

    During 1997 the Company began sponsoring a qualified tax deferred savings plan in the form of a Savings Incentive Match Plan for Employees ("SIMPLE") IRA plan available to companies with fewer than 100 employees. Under the SIMPLE IRA plan, the Company employees may make annual salary reduction contributions of up to three percent (3%) of an employee's base salary up to a maximum of $6,000 (adjusted for inflation) on a pre-tax basis. The Company will make matching contributions on behalf of employees who meet certain eligibility requirements. During the fiscal year ended June 30, 1998, the Company contributed $22,304 under the Plan.


         REPORT OF THE COMPENSATION AND INCENTIVE PLAN COMMITTEES
                       REGARDING COMPENSATION ISSUES

    The objective of the Compensation Committee is to design the Company's executive compensation program to enable the Company to attract, retain and motivate executive personnel deemed necessary to maximize return to shareholders. The fundamental concept of the program is to align the amount of an executive's total compensation with his contribution to the success of the Company in creating shareholder value.

    In furtherance of this objective, the Compensation Committee has determined that the program should have the following components:

    Base Salaries: The Committee believes that the Company should offer competitive base salaries to enable it to attract, motivate and retain capable executives. The Committee has in the past determined levels of the base compensation using published compensation surveys and other information for energy and similar sized companies. The Committee may or may not use such surveys or other information to determine levels of base compensation in the future.

    Long-Term Incentives: The Committee believes that long-term compensation should comprise a substantial portion of each executive officer's total compensation. Long-term compensation provides incentives that encourage the executive officers to own and hold Company stock and tie their long-term economic interests directly to those of the Company's shareholders. Long-term compensation can be provided in the form of restricted stock or stock options or other grants under the Company's 1993 Incentive Plan, as amended.

     With specific reference to the Chairman/Chief Executive Officer and the President, the Committee attempts to exercise great latitude in setting salary and bonus levels and granting stock options. Philosophically, the Committee attempts to relate executive compensation to those variables over which the individual executive generally has control. These officers have the primary responsibility for improving shareholder value for the whole Company.

    The Committee believes that its objectives of linking executive compensation to corporate performance results in alignment of compensation with corporate goals and shareholder interest. When performance goals are met or exceeded, shareholder value is increased and executives are rewarded commensurately. Corporate performance includes circumstances that will result in long-term increases in shareholder value notwithstanding that such circumstances may not be reflected in the immediate increase in Company profits or share price. It is the Committee's objective to emphasize and promote long-term growth of shareholder value over short-term, quarter to quarter performance whenever these two concepts are in conflict. The Committee believes that compensation levels during 1998 adequately reflect the Company's compensation goals and policies.

    In 1993, the Internal Revenue Code was amended to add section 162(m), which generally disallows a tax deduction for compensation paid to a Company's senior executive officers in excess of $1 million per person in any year. Excluded from the $1 million limitation is compensation which meets pre-established performance criteria or results from the exercise of stock options which meet certain criteria. While the Company generally intends to qualify payment of compensation under section 162(m), the Company reserves the right to pay compensation to its executives from time to time that may not be tax deductible.


         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
                                ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file initial reports of securities ownership of the Company and reports of changes in ownership of equity securities of the Company with the Securities and Exchange Commission ("SEC"). Such persons also are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, during the fiscal year ended June 30, 1998, the Company's officers and directors complied with all applicable Section 16(a) filing requirements. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers and directors and their written representations that such reports accurately reflect all reportable transactions.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    (a)  Prior to fiscal 1997, Delta had recorded a note payable
( Note ) to Snyder Oil Corporation ( SOCO ) by Underwriters Financial Group, Inc. ( UFG ), the Company s former parent. The Company recorded a liability for the Note upon the transfer by UFG (subject to the Note) of the common stock of Amber Resources Company, a subsidiary of Delta ("Amber"), to the Company in 1992.
 Although the Note was an obligation of UFG, the Company recorded a liability for the Note since a portion of the common shares of Amber owned by the Company were pledged to secure the Note and because of the uncertainties regarding UFG's ability to fulfill its obligations under the Note.

    On May 23, 1997 Delta, UFG and SOCO entered into a settlement agreement under which SOCO released its lien on the Amber shares. In connection with the agreement, Delta reissued 92,117 shares of common stock to UFG. These shares had originally been returned to Delta and cancelled pursuant to an agreement dated February 22, 1995. This agreement was rescinded in connection with the settlement agreement.

    As a result of the settlement agreement, the liability for the Note was eliminated with a corresponding increase in Delta's stockholders' equity. The fair value of the common shares issued to UFG of $322,410 was recorded as an increase in stockholders' equity, for the value of shares issued, and as a reduction of the adjustment recorded to stockholders' equity for the elimination of the liability for the Note.

   (b) Effective October 28, 1992, the Company entered into a five year consulting agreement with Burdette A. Ogle and Ronald Heck which provides for an aggregate fee to the two of them of $10,000 per month. The Company agreed to extend this agreement for one year during the 1998 fiscal year and, subsequent to June 30, 1998, agreed to extend it for yet another year. Messrs. Ogle and Heck own beneficially 13.82% and 4.53%, respectively, of the Company's outstanding Common Stock. To the Company's best knowledge and belief, the consulting fee paid to Messrs. Ogle and Heck is comparable to those fees charged by Messrs. Ogle and Heck to other companies owning interests in properties offshore California for consulting services rendered to those other companies with respect to their own offshore California interests. It is the Company's understanding that, in the aggregate, Mr. Ogle represents, as a consultant, a significant percentage of all of the ownership interests in the various properties that are located in the same general vicinity of the Company's offshore California properties. Mr. Ogle also consults and advises the Company relative to properties in areas other than offshore California, relative to potential property acquisitions and with respect to the Company's general oil and gas business. It is the Company's opinion that the fees paid to Messrs. Ogle and Heck for the services rendered are comparable to fees that would be charged by similarly qualified non-affiliated persons for similar services.

   (c)  Effective February 24, 1994, Burdette A. Ogle ("Ogle"),
at the time a 21.44% shareholder of Delta, granted Delta an option ("Option") to acquire working interests in three undeveloped offshore Santa Barbara, California federal oil and gas units ("Interests"). On August 31, 1994, in an addendum to the February 25, 1994 Agreement granting the Option, Ogle agreed to extend the period during which the Option could be exercised until January 3, 1995 in consideration of the issuance by Delta to Ogle of warrants to purchase 100,000 shares of Common Stock at a price of $8.00 per share until August 31, 1999 with a call provision whereby Delta may repurchase any unexercised warrants for an aggregate sum of $1,000 after the stock has traded at $10.00 per share or greater for thirty consecutive trading days. On January 3, 1995, the Company exercised its option to acquire these properties from Ogle. Under the Purchase and Sale Agreement and related assignment and conveyance of the Interests, Ogle immediately assigned and conveyed the Interests to Delta. The purchase price of $8,000,000 is represented by a production payment reserved in the documents of Assignment and Conveyance and is payable out of three percent (3%) of the oil and gas production from the working interests with a requirement for minimum annual payment. Delta paid Ogle $350,000 in 1998 and 1997 and is to pay a minimum of $350,000 annually thereafter until the earlier of: 1) when the production payments accumulate to the $8,000,000 purchase price; 2) when 80% of the ultimate reserves of any lease has been produced; or 3) 30 years from the date of the conveyance. As of June 30, 1998, the Company
has paid a total of $1,200,000 in minimum royalty payments.   Delta
already owned other interests in these same federal units.

        The terms of the transaction with Mr. Ogle were arrived at through arms-length negotiations initiated by management of the Company. The Company is of the opinion that the transaction is on terms no less favorable to the Company than those which could have been obtained from non-affiliated parties. No independent determination of the fairness and reasonableness of the terms of the transaction was made by any outside person. Management believes the terms are comparable to terms that would have been negotiated in a transaction with non-affiliates.

   (d)  On February 12, 1996, the Board of Directors granted
Aleron H. Larson, Jr. and Roger A. Parker, the Company's Chairman and President, respectively, the right to participate on a non-promoted basis in up to a five percent (5%) working interest in any Delta well drilled, re-entered, completed or recompleted by Delta on its acreage (provided that any well to be re-entered or recompleted is not then producing economic quantities of hydrocarbons). Prior to commencement of the work on any such well, Messrs. Larson and Parker shall pay to the Company the unpromoted cost thereof as estimated by the Company's consulting engineers.

   (e) On April 10, 1998, the Company's Compensation Committee authorized the Company to enter into employment agreements with the Company's Chairman and President, which employment agreements replaced and superseded the prior employment agreements with such persons. The employment agreements have five year terms and include provisions for cars, parking and health insurance. Terms of the employment agreements also provide that the employees may be terminated for cause but that in the event of termination without cause or in the event of a change in control of the Company, as defined in Delta's 1993 Incentive Plan, as amended, then the employees will continue to receive the compensation provided for in the employment agreements for the remaining terms of the employment
agreements.   Also in the event of a change of control and
irrespective of any resulting termination, the Company will immediately cause all of each employee's then outstanding unexercised options to be exercised by the Company on behalf of the employee with the Company paying the employee's federal, state and local taxes applicable to the exercise of the options and warrants.

   (f)   During the fiscal years ended June 30, 1997 and
1998, the Company made loans to Roger A. Parker, its President,
each loan bearing interest at 6%.   As of June 30, 1998, the
Company was owed $22,306 by Mr. Parker. During a portion of the years ended June 30, 1998 and 1997, Mr. Parker was indebted to the Company in a maximum amount of $63,350 and $167,500, respectively, plus applicable interest as a result of borrowing from the Company.

   (g) On January 7, 1997, Mr. Parker returned 21,573 options to purchase shares of Common Stock at $3.75 to the Company. At that time the market price of the Company's Common Stock was $6.50 per
share.   On the same date, the Company wrote off a receivable in
the amount of $59,326 from Apex Operating Company, Inc., a company affiliated with Mr. Parker by reason of his position as its President and his ownership of 100% of its Common Stock. Mr. Parker's return of the 21,573 options was voluntary and was done as an attempt to restore an approximately equivalent value to the Company.

   (h) During the fiscal year ended June 30, 1997, Mr. Parker exercised options to purchase 14,450 shares of the Company's common stock. The exercise price for the options was $1.25 and the then current market price of the Company's Common Stock was $4.4375. Payment for the shares of common stock purchased upon exercise of the option was made in shares of the Company's common stock previously owned by Mr. Parker, valued at the market price of the stock on the date of exercise. The Company recorded the 4,070 shares of the Company's common stock reacquired at cost, which shares were subsequently retired.

   (i)   During the fiscal year ended June 30, 1998, Mr.
Parker exercised options to purchase 32,000 shares of the Company's Common Stock. The exercise price for the options was $1.25 and the then current market of the Company's Common Stock was $3.875. Payment for these shares of Common Stock purchased upon the exercise of an option was made in shares of the Company's Common Stock previously owned by Mr. Parker pursuant to the Company's 1993 Incentive Plan, as amended. As a result of this transaction, the Company recorded the 10,323 shares of the Company's common stock reacquired at cost, which shares were subsequently retired.

                    APPOINTMENT OF INDEPENDENT AUDITORS
                         (Proposal 3 of the Proxy)

   Subject to ratification by the shareholders of the Company, the Board has designated the firm of KPMG Peat Marwick LLP, Suite 2300, 707 17th Street, Denver, Colorado 80202, as independent auditors to examine and audit the Company's financial statements for the fiscal year 1999. This firm has audited the Company's financial statements for four years and is considered to be well qualified. The designation of such firm as auditors is being submitted for ratification or rejection at the Annual Meeting. Action by shareholders is not required under the law for the appointment of independent auditors, but the ratification of their appointment is submitted by the Board in order to give the shareholders of the Company the final choice in the designation of auditors. The Board will be governed by the decision of a majority of the votes entitled to be cast. A majority of the votes represented at the Annual Meeting by shares of Common Stock entitled to vote is required to ratify the appointment of KPMG Peat Marwick LLP.

   A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions.

   The Board of Directors recommends a vote FOR this proposal.


                           SHAREHOLDER PROPOSALS

   Any shareholder proposals to be included in the Board of Directors' solicitation of proxies for the 1999 Annual Meeting of Shareholders must be received by Aleron H. Larson, Jr., Secretary, at 555 17th Street, Suite 3310, Denver, Colorado 80202, no later than September 1, 1999.


                         GENERAL AND OTHER MATTERS

   The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be represented at the Annual Meeting. However, if any other matters are properly brought before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgement on such matters.

   The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of the Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers, and regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

   Available Information. Upon request of any shareholder, the Company's Annual Report for the year ended June 30, 1998 filed with the SEC on Form 10-KSB, including financial statements, will be sent to the shareholder without charge by first class mail within one business day of receipt of such request. All requests should be addressed to the Secretary of the Company at 555 17th Street, Suite 3310, Denver, Colorado 80202 or by telephone (303) 293-9133.

   You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

                               By order of the Board ofDirectors


                                   s/Aleron H. Larson, Jr
                                  Aleron H. Larson, Jr.
                                  Chairman/CEO
June 1, 1999







                     Text of Proposed Amendment to the
                        Delta Petroleum Corporation
                      1993 Incentive Plan, as amended


25. Participation in the Plan by Nonemployee Directors

    (a) The Plan will be administered as to Nonemployee Directors by the Board of Directors.

    (b) All Nonemployee Directors shall participate in the Plan, subject to the conditions and limitations of the Plan, so long as they remain eligible to participate in the Plan.

    (c) No Nonemployee Director shall be eligible for an Incentive Award if, at the time said Incentive Award would otherwise be granted, such Nonemployee Director (i) is directly or indirectly the beneficial owner of five percent or more of any class of equity security of the Company which is registered pursuant to Section 12 of the Exchange Act or of any security convertible into or exercisable for such class of equity security (excluding shares covered by the Plan); or
    (ii) is an officer, director, 10% or greater shareholder, employee or agent of a person or entity which is directly or indirectly the beneficial owner of more than five percent of any class of equity security of the Company which is registered pursuant to Section 12 of the Exchange Act or of any security convertible into or exercisable for such class of equity security (excluding shares covered by the Plan). Incentive Award grants, if any, to any such non-eligible Nonemployee Directors shall be determined by the Board.

    (d) Unless the Board of Directors shall otherwise direct, Options or Restricted Common Stock shall automatically be granted to Nonemployee Directors according to the following formula:

         (i) Stock and Options shall be determined for all eligible Nonemployee Directors of the Company in each calendar year during the term of the Plan as of December
         31. No Stock or Option may be changed after it has been so determined, except pursuant to the Plan. No Nonemployee Director shall be entitled to receive more than one grant of Stock or Options per year pursuant to the Plan even if such Nonemployee Director serves as a director for more than one Participating Company. The Stock or Options shall be granted to each Participant by the Company or, if the Participant is not a Nonemployee Director of the Company, by the Participating Company for which a Nonemployee Director serves as a director.

         (ii) Stock or Options shall be granted pursuant to the Plan to eligible Participants as follows:

              Annually each Participant shall be granted either:
         1) an option for 10,000 shares of common stock, or, if a director for less than the prior 12 months, a pro rata portion of options for 10,000 shares of common stock based upon the number of months such Participant was a Nonemployee Director of the Company; or 2) at the election of the participating Nonemployee Director, shall be granted, in lieu of an option, 5,000 shares of Restricted Common Stock.

         The exercise price of the Stock Options to be granted to Nonemployee Directors pursuant to the Plan shall be 50% of the Market Price as determined at the date of grant. The "Market Price" of a share of common stock under the Plan shall be the average of the "Fair Market Value" of the common stock for all trading days during the twelve months preceding the date on which the stock option is determined. The "Fair Market Value" of a share of common stock with respect to any day shall be
    (i) the closing sales price of a share of common stock as reported on the principal securities exchange on which shares of common stock are then listed or admitted to trading; or
    (ii) if not so reported, the last sale price as reported by the NASDAQ Stock Market; or (iii) if not so reported, the average of the closing bid and ask prices as reported on the NASDAQ Stock Market; or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. Each Stock Option shall be exercisable for a ten year period commencing on the date of grant and shall expire ten years after the date of grant. Certificates evidencing the Stock Options shall be registered in the respective names of the Participants and shall be issued to each Participant as soon as practicable following the date of grant.